UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2012

UNWIRED PLANET, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-16073	94-3219054
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 Seaport Boulevard

Redwood City, California 94063

(Address of Principal Executive Offices) (Zip Code)

(650) 480-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 30, 2012, Unwired Planet, Inc. (the “Company”) entered into a First Amendment to Amended and Restated Change of Control Severance Agreement (the “Amendment”) with Anne Brennan, which amended the Amended and Restated Change of Control Agreement dated as of January 12, 2012 (the “Severance Agreement”). The Amendment revised the definition of “Involuntary Termination” to extend the period in which a certain incident must occur in order to constitute an “Involuntary Termination” and to extend the requisite notice period following the occurrence of any such event. No other terms and conditions of the Severance Agreement were amended under the terms of the Amendment. The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	First Amendment to Amended and Restated Change of Control Severance Agreement for Anne Brennan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Unwired Planet, Inc.

	By:	/s/ Anne K. Brennan
Dated: August 3, 2012	Name:	Anne K. Brennan
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	First Amendment to Amended and Restated Change of Control Severance Agreement for Anne Brennan